               JOINT FILING INFORMATION

Reporting Person:	COLONY CAPITAL HOLDINGS, LLC

Address:	2450 BROADWAY, 6TH FLOOR
SANTA MONICA, CALIFORNIA 90404

Designated Filer:	COLONY CAPITAL HOLDINGS, LLC

Issuer and Symbol:	COLONY CAPITAL, INC. ("CLNY")

Date of Event Requiring Statement:	04/02/2015

Signature:	/s/ Thomas J. Barrack, Jr., Managing Member Thomas J. Barrack, Jr., Managing Member

Reporting Person:	COLONY CAPITAL, LLC

Address:	2450 BROADWAY, 6TH FLOOR
SANTA MONICA, CALIFORNIA 90404

Designated Filer:	COLONY CAPITAL HOLDINGS, LLC

Issuer and Symbol:	COLONY CAPITAL, INC. ("CLNY")

Date of Event Requiring Statement:	04/02/2015

Signature:
/s/ Thomas J. Barrack, Jr., Managing Member of
Colony Capital Holdings, LLC, the Sole Member
of Colony Capital, LLC
Thomas J. Barrack, Jr., Managing Member of
Colony Capital Holdings, LLC, the Sole Member
of Colony Capital, LLC